Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Ultralife Corporation
2000 Technology Parkway
Newark, NY 14513
We hereby consent to the incorporation by reference, in this registration statement on Form S-8 of Ultralife Corporation, of our reports dated March 19, 2008, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ultralife Corporation (formerly known as Ultralife Batteries, Inc.) for the year ended December 31, 2007.
/s/ BDO Seidman, LLP
Troy, Michigan
November 12, 2008